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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement, dated August 1, 1997, to the Prospectus filed in the Registration Statement (Form S-3, No. 33-62537) of Jones Intercable, Inc. ("Jones"), and to the incorporation by reference therein of said firm's reports dated May 15, 1996 with respect to the financial statements of Cablevision of Savannah (a cable system included in Time Warner Entertainment Company, L.P.) as of December 31, 1995 and 1994, and for the years then ended, included in Jones' Current Report on Form 8-K dated June 26, 1996, and to the incorporation by reference therein of our report dated April 12, 1996, with respect to the financial statements of Prince George's County (a cable system included in the Time Warner Entertainment - Advance/Newhouse Partnership) as of December 31, 1995, and for the period from April 1, 1995 through December 31, 1995, included in Jones' Current Report on Form 8-K dated May 14, 1996, both filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP

New York, New York
August 1, 1997